BRAUDE & CO.
          CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)



                         Re: Consent of Independent Public Accountants


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report on the financial statements of Orlite Engineering Company Ltd. dated February 14, 1994, included in Ampal American Israel Corporation's Form 10-K, for the year ended December 31, 1993, and to all references to our firm in this Registration Statements.


                                                   BRAUDE & CO., C.P.A. (ISRAEL)
                                                   /s/ Braude & Co.

          Tel Aviv, August 11, 1994